UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2015

 Alarm.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 Leesburg Pike Vienna, Virginia	22182
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2015, Alarm.com Holdings, Inc. (the “Company”) and its service provider, Monitronics International, Inc. (“Monitronics”), entered into a third amendment (the “Third Amendment”) to their existing Alarm.com Dealer Program Agreement dated October 22, 2007, as amended on January 15, 2008 and subsequently amended on February 23, 2013. The terms of the Third Amendment provide Monitronics with updated pricing terms which are dependent, in part, upon Monitronics meeting certain account production benchmarks, and includes certain financial incentives for Monitronics to continue to activate a high volume of Company accounts.

The foregoing description of the material terms of the Third Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full terms of the Third Amendment, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Company intends to seek confidential treatment for certain portions of the Third Amendment pursuant to a confidential treatment request to be submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Dated: January 7, 2016

	By:	/s/ Jennifer Moyer
Jennifer Moyer
Chief Financial Officer

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